UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: January 15, 2019

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-35302	45-2460660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court Franklin, North Carolina	28734
(Address of Principal Executive Offices)	(Zip Code)

(828) 524-7000
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 15, 2019, Entegra Financial Corp. (“Entegra”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), and CT Merger Sub, Inc., a North Carolina corporation and a direct, wholly-owned subsidiary of SmartFinancial (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Entegra (the “Merger”), with Entegra surviving the Merger (Entegra as the surviving entity of the Merger, the “Surviving Company”). As soon as reasonably practicable following the Merger and as part of a single integrated transaction, SmartFinancial will cause the Surviving Company to be merged with and into SmartFinancial (the “Second Step Merger”), with SmartFinancial as the surviving entity, on the terms and subject to the conditions set forth in the Merger Agreement. Immediately following the Second Step Merger, Entegra Bank, a North Carolina state bank and a wholly-owned subsidiary of Entegra, will merge with and into SmartBank, a Tennessee state bank and a wholly-owned subsidiary of SmartFinancial (the “Bank Merger” and, together with the Merger and the Second Step Merger, the “Mergers”), pursuant to and in accordance with the terms of a separate agreement and plan of merger entered into by Entegra Bank and SmartBank. The Merger Agreement was approved and adopted by the board of directors of Entegra and the board of directors of SmartFinancial.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Entegra common stock (other than certain excluded and dissenting shares) will be converted into the right to receive 1.215 (the “Exchange Ratio”) shares of SmartFinancial common stock (the “Stock Consideration”). As of January 15, 2019, Entegra had 6,917,703 shares of common stock outstanding.

Additionally, in the event that Entegra resolves a certain dispute between Entegra and unrelated third-parties with respect to certain tax matters (the “Entegra Dispute”) and receives all proceeds from the resolution of the Entegra Dispute prior to 5:00 p.m. Eastern Time on the fifteenth business day prior to the closing of the Merger, Entegra will use commercially reasonable efforts to declare and pay a special cash dividend to its shareholders in an amount up to the after-tax net proceeds from the resolution of the Entegra Dispute (the “Special Dividend”). If paid, the Special Dividend must be paid by Entegra prior to 5:00 p.m. Eastern Time on the fifth Business Day prior to the closing of the Merger (such date the “Settlement Date”). If Entegra does not resolve the Entegra Dispute, receive all proceeds from the resolution of the Entegra Dispute, and pay the Special Dividend prior to 5:00 p.m. Eastern Time on the Settlement Date, Entegra shareholders will receive as additional consideration for the Merger one non-transferrable contingent value right (each a “CVR” and, collectively, the “CVRs”) for each share of Entegra common stock held immediately prior to the Effective Time and, prior to or at the closing of the Merger, Entegra and SmartFinancial will execute a Contingent Value Rights Agreement, substantially in the form attached to the Merger Agreement (the “CVR Agreement”), to which the CVRs will be subject, and will use commercially reasonable efforts to cause the initial committee members and a mutually agreed upon paying agent provided for in the CVR Agreement to execute the CVR Agreement. The CVRs will entitle the holders thereof to receive, for a period of up to 24 months following the Merger, a pro rata share of the after-tax net proceeds from the resolution of the Entegra Dispute received by SmartFinancial as successor to Entegra. There is no assurance that Entegra will be able to pay the Special Dividend. Further, if Entegra shareholders receive CVRs as additional consideration for the Merger, there is no assurance that the CVRs will not expire without CVR holders receiving any payment in respect of the CVRs as a result of the resolution of the Entegra Dispute.

The Merger Agreement also includes provisions that address the treatment of outstanding equity awards of Entegra. At the Effective Time, each outstanding Entegra restricted stock unit will fully vest and will be canceled and converted automatically into the right to receive the Stock Consideration and, in the event CVRs are issued in connection with the Merger, a CVR. At the Effective Time, each outstanding option to purchase Entegra common stock will be assumed by SmartFinancial. Each assumed stock option shall represent an option to purchase that number of shares of SmartFinancial common stock equal to the number of shares of Entegra common stock issuable upon the exercise of such stock option immediately prior to the Effective Time multiplied by the Exchange Ratio, and the per share exercise price of the resulting option will be equal to the per share exercise price of such option immediately prior to the Effective Time divided by the Exchange Ratio.

The Merger Agreement contains customary representations and warranties from both Entegra and SmartFinancial, including representations and warranties with respect to its and its subsidiaries’ businesses, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time. Each party has also agreed to call a meeting of its shareholders to approve, in the case of Entegra, the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Entegra Shareholder Approval”), and, in the case of SmartFinancial, the issuance of the shares of SmartFinancial common stock constituting the Stock Consideration (the “SmartFinancial Shareholder Approval”). Entegra and SmartFinancial have each agreed to customary non-solicitation covenants relating to alternative acquisition proposals that prohibit either party from, subject to certain customary exceptions, soliciting proposals relating to certain alternative acquisition proposals or entering into discussions or negotiations or providing confidential information in connection with certain proposals for an alternative acquisition. Notwithstanding any alternative acquisition proposals, the Merger Agreement requires each of Entegra and SmartFinancial to convene a meeting of its shareholders and submit the required proposals described above to its respective shareholders for approval, unless the Merger Agreement has been terminated.

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The completion of the Mergers is subject to customary conditions, including (1) receipt of the Entegra Shareholder Approval and the SmartFinancial Shareholder Approval, (2) authorization for listing on the Nasdaq Capital Market of the shares of SmartFinancial common stock to be issued in the Merger, (3) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the North Carolina Office of the Commissioner of Banks, and the Tennessee Department of Financial Institutions, (4) effectiveness of the registration statement on Form S-4 for the SmartFinancial common stock to be issued in connection with the Merger, and (5) the absence of any order, decree, or injunction preventing the completion of the Mergers or making the Mergers illegal.

Each party’s obligation to complete the Mergers is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of Entegra, in the case of SmartFinancial, and SmartFinancial and Merger Sub, in the case of Entegra, (2) performance in all material respects by Entegra, in the case of SmartFinancial, and SmartFinancial and Merger Sub, in the case of Entegra, of its obligations under the Merger Agreement, and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The obligations of SmartFinancial and Merger Sub to complete the Mergers are also subject to Entegra having taken all action necessary to terminate the Tax Benefits Preservation Plan between Entegra and Computershare Trust Company, N.A. effective immediately prior to the Effective Time or otherwise amending the Tax Benefits Preservation Plan so that no rights provided for in the plan are exercisable in connection with or following the transactions contemplated by the Merger Agreement.

The Merger Agreement provides certain termination rights for both Entegra and SmartFinancial and further provides that a termination fee of $6.4 million will be payable by either Entegra or SmartFinancial, upon termination of the Merger Agreement under certain circumstances, including if the other party’s board of directors withdraws or modifies or qualifies in a manner adverse to the other party its recommendation that its shareholders vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Merger), in the case of Entegra shareholders, and in favor of the issuance of SmartFinancial common stock issuable in the Merger, in the case of SmartFinancial shareholders.

The Merger Agreement provides that prior to or at the Effective Time, the SmartFinancial board of directors will take all requisite action to increase the total number of members of the board of directors by five members and to elect five members of the board of directors of Entegra to the board of directors of SmartFinancial effective as of or immediately following the Effective Time. In connection with the execution of the Merger Agreement, SmartFinancial and/or SmartBank have also entered into employment agreements with David A. Bright, the Chief Financial Officer of Entegra, Ryan M. Scaggs, the Chief Operating Officer of Entegra, and Roger D. Plemens, the President and Chief Executive Officer of Entegra, that will become effective upon the consummation of the Mergers. Prior to or at the Effective Time, David A. Bright and Ryan M. Scaggs will each receive a one-time bonus in the amount of $200,000.

In connection with the Merger, SmartFinancial will assume $14.4 million in aggregate principal amount of subordinated debentures issued by Entegra to trust affiliates in connection with the issuance of trust preferred securities. Further, at the Effective Time, SmartFinancial will contribute $1.0 million to the SmartBank Foundation to be allocated to charitable organizations in the banking markets served by Entegra Bank. In connection with the announcement of the Merger, the Company may be required to take an impairment charge to goodwill, which (if taken) would reduce shareholder equity and increase charges against income for 2018; the Company is working to determine if such an impairment charge is required and, if so, the amount.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties, and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of, the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates, or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Entegra or SmartFinancial, their respective affiliates, their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include the joint proxy statement of Entegra and SmartFinancial and a prospectus of SmartFinancial, as well as in the Forms 10-K, Forms 10-Q, and other filings that Entegra makes with the Securities and Exchange Commission (“SEC”).

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Item 7.01	Regulation FD

On January 15, 2019, Entegra and SmartFinancial issued a joint press release announcing their entry into the Merger Agreement. A copy of that joint press release attached hereto as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference. In addition, Entegra and SmartFinancial may provide supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. A copy of the slides that may be made available in connection with the presentations is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information set forth in this Item 7.01 (including the information in Exhibits 99.1 and 99.2 attached hereto) is being furnished to the SEC and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Simultaneous with the execution of the Merger Agreement, Entegra entered into Voting Agreements with certain of the directors and officers of SmartFinancial (collectively, the “Entegra Voting Agreements”), and SmartFinancial entered into substantially similar Voting Agreements with certain of the directors and officers of Entegra (the “SmartFinancial Voting Agreements” and, collectively with the Entegra Voting Agreements, the “Voting Agreements”).

Each shareholder party to a Voting Agreement agreed, among other things, to vote the shares of SmartFinancial Common Stock or Entegra Common Stock, as applicable, owned beneficially by such shareholder in favor of the Merger Agreement (in the case of the SmartFinancial Voting Agreements) or the stock issuance proposal (in the case of the Entegra Voting Agreements), and against any alternative acquisition proposal, and any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of SmartFinancial or Entegra, as applicable, under the Merger Agreement, as well as certain other restrictions with respect to the voting and transfer of such shareholder’s shares of SmartFinancial Common Stock or Entegra Common Stock, as applicable.

The Voting Agreements will terminate in certain circumstances, including upon approval of the Merger Agreement by Entegra’s shareholders in accordance with Entegra’s articles of incorporation and bylaws and applicable law or upon the termination of the Merger Agreement in accordance with its terms. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, forms of which are attached to Exhibit 2.1 and are incorporated by reference herein.

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Item 9.01	Financial Statements & Exhibits

(d)        Exhibits

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 15, 2019, by and among Entegra Financial Corp., SmartFinancial, Inc., and CT Merger Sub, Inc. *

99.1	Press Release, issued by Entegra Financial Corp. and SmartFinancial, Inc., dated January 15, 2019

99.2	Investor Presentation Materials

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Forward-Looking Statements

Certain of the statements made in this investor presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Entegra Financial Corp. (“Entegra”) and SmartFinancial, Inc. (“SmartFinancial”) of the proposed merger, Entegra’s and SmartFinancial’s future financial and operating results and their respective plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Entegra and SmartFinancial to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) the risk that the cost savings and any revenue synergies from recently completed mergers may not be realized or may take longer than anticipated to realize, (3) disruption from the proposed merger, or recently completed mergers, with customer, supplier, or employee relationships, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, (5) the failure to obtain necessary shareholder or regulatory approvals for the merger, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the merger to be satisfied, (8) the risk of successful integration of the two companies’ businesses, including the risk that the integration of Entegra’s operations with those of SmartFinancial will be materially delayed or will be more costly or difficult than expected, (9) the risk of expansion into new geographic or product markets, (10) reputational risk and the reaction of the parties’ customers to the merger, (11) the risk of potential litigation or regulatory action related to the merger, (12) the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the merger, and (13) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Entegra’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, or SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Entegra and SmartFinancial disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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Additional Information About the Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of Entegra’s and SmartFinancial’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K, and their Quarterly Reports on Form 10-Q.

The documents filed by Entegra with the SEC may be obtained free of charge at Entegra’s Investor Relations website at www.snl.com/IRW/CorporateProfile/4290505 under the heading “SEC Filings. The documents filed by SmartFinancial with the SEC may be obtained free of charge at SmartFinancial’s website at www.SmartFinancialinc.com, under the heading “Investors,” the subheading “Documents,” and the subheading “Regulatory Filings.” The documents filed by each of Entegra and SmartFinancial can also be found at the SEC’s website at www.sec.gov. The Entegra documents may be obtained free of charge from Entegra by requesting them in writing to Entegra Financial Corp., 14 One Center Court, Franklin, North Carolina 28734, or by telephone at (828) 524-7000. The SmartFinancial documents may be similarly obtained free of charge from SmartFinancial by requesting them in writing to SmartFinancial, Inc., 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919, or by telephone at (865) 453-2650.

Participants in the Solicitation

Entegra, SmartFinancial and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Entegra and SmartFinancial shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Entegra may be found in the definitive proxy statement for Entegra’s 2018 annual meeting of shareholders, filed by Entegra with the SEC on April 2, 2018. Information about the directors and executive officers of SmartFinancial may be found in the definitive proxy statement for SmartFinancial’s 2018 annual meeting of shareholders, filed with the SEC by SmartFinancial on April 2, 2018, and other documents subsequently filed by SmartFinancial with the SEC. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of these documents maybe obtained as described in the paragraph above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Date: January 15, 2019
/s/ David A. Bright
David A. Bright
Chief Financial Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of January 15, 2019 by and among, Entegra Financial Corp., SmartFinancial, Inc., and CT Merger Sub, Inc. *

99.1	Press Release, issued by SmartFinancial, Inc. and Entegra Financial Corp, dated January 15, 2019

99.2	Investor Presentation Materials

* The registrant has omitted scheduled and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

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